UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 10, 2005

GTECH Holdings Corporation

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11250	05-0450121
(Commission file number)	(IRS Employer Identification Number)

55 Technology Way, West Greenwich, Rhode Island 02817

(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code: 401-392-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 10, 2005 (the “Effective Date”), GTECH Holdings Corporation (“the Registrant”) entered into a Director Indemnification Agreement (each, a “Director Indemnification Agreement”) with each of the following members of its Board of Directors: Robert M. Dewey, Jr., Paget L. Alves, Christine Cournoyer, Burnett W. Donoho, Sir Jeremy Hanley, Philip R. Lochner, Jr., James F. McCann and Anthony Ruys (each, an “Indemnitee”). Under the Registrant’s corporate governance guidelines, and the applicable standards of the New York Stock Exchange, the Registrant’s Board of Directors has determined that each of the Indemnitees is an independent director.

Each Director Indemnification Agreement provides that the Registrant shall indemnify, defend and hold harmless the Indemnitee, to the fullest extent permitted or required by the laws of the State of Delaware in effect on the Effective Date, or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Indemnifiable Claims and Indemnifiable Losses, as such terms are defined in the Director Indemnification Agreement, provided, however, that, with certain exceptions provided therein, the Indemnitee shall not be entitled to indemnification in connection with any claim initiated by the Indemnitee against the Registrant, or any director or officer of the Registrant, unless the Registrant has joined in or consented to the initiation of such claim.

Each Director Indemnification Agreement is identical in all material respects to the Form of Director Indemnification Agreement, attached as Exhibit 99(a) hereto, which is incorporated into this Report in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, GTECH Holdings Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTECH HOLDINGS CORPORATION

By:	/s/ Walter G. DeSocio
Walter G. DeSocio Senior Vice President, General Counsel, and Secretary

Dated: August 12, 2005

Exhibit Index

Exhibit Number	Description

Exhibit 99(a)	Form of Director Indemnification Agreement

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